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                                                                   EXHIBIT 3.3


                           ARTICLES OF INCORPORATION

                                       OF

                           CROWN THEATRE CORPORATION

                  THE UNDERSIGNED, being a natural person of the age of 18 years or more, and acting as the incorporator of a corporation to be organized pursuant to the provisions of The General and Business Corporation law of Missouri, Chapter 351 of the Missouri Revised Statutes, does hereby adopt the following Articles of Incorporation:


                                   ARTICLE I

                  The name of the Corporation is Crown Theatre Corporation.


                                   ARTICLE II

                  The address of the initial registered office of the Corporation in the State of Missouri is 1100 Main, 2700 City Center Square, P.O. Box 26010, Kansas City, Missouri 65196. The initial registered agent of the Corporation at such address is LT Agent Services, Inc.


                                  ARTICLE III

                  The aggregate number of shares which the Corporation shall have authority to issue is 30,000, all having a par value of One Dollar each, and all of which are of one class and are designated as Common Stock.


                                   ARTICLE IV

                  The Corporation is formed for the following purposes:

                  (1) To own and operate all facets of the movie theatre business and activities related thereto; and

                  (2) To engage in any lawful act or activity for which corporations may be organized under The General and Business Corporation Law of Missouri.



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                                   ARTICLE V

                  The name and place of residence of the incorporator are as follows:

                  NAME                                   RESIDENCE
                  ----                                   ---------
         Richard M. Durwood                          6100 Mission Drive
                                                     Shawnee Mission, KS  66208


                                   ARTICLE VI

                  The number of directors to constitute the first Board of Directors of the Corporation is two. Thereafter, the number of directors of the Corporation shall be fixed by, or in the manner provided in, its Bylaws. Any changes in the number of directors shall be reported to the Secretary of State of the State of Missouri within thirty calendar days of such change.

                  The persons constituting the first Board of Directors are:

                  NAME                                   ADDRESS
                  ----                                   -------
         Richard M. Durwood                          6100 Mission Drive
                                                     Shawnee Mission, KS  66208

         Maureen W. Durwood                          6100 Mission Drive
                                                     Shawnee Mission, KS  66208


                                  ARTICLE VII

                  The duration of the Corporation is to be perpetual.


                                  ARTICLE VIII

                  Each share of the Corporation shall entitle the holder thereof to a preemptive right, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of the same class of the Corporation or any equity or voting shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of the same class of the Corporation or of equity or voting shares of any class of the Corporation or for the purchase of any shares, bonds, securities, exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of the same class of the Corporation, whether now or hereafter authorized or created, whether having unissued or treasury



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status, and whether the proposed issue, reissue, transfer, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares, rights, options, bonds, securities or obligations of the Corporation may be issued, reissued, transferred, or granted by the Board of Directors, as the case may be, to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine. As used herein, the terms "equity shares" and "voting shares" shall mean, respectively, shares which confer unlimited dividend rights and shares which confer unlimited voting rights in the election of one or more directors.


                                   ARTICLE IX

                  The Board of Directors may make, alter, and repeal the Bylaws of the Corporation, except any Bylaw the control over which is vested in the shareholders entitled to vote under the provisions of The General and Business Corporation Law of Missouri.


                                   ARTICLE X

                  The private property of the shareholders of this Corporation shall not be subject to the payment of corporate debts, except to the extent of any unpaid balance of subscription for shares.


                                   ARTICLE XI

                  The Corporation shall have the power to indemnify officers, directors, employees and agents to the extent permitted by its Bylaws, as amended from time to time.

                  IN TESTIMONY WHEREOF, I have hereunto subscribed by name this 28th day of November, 1989.


                                      /s/ Richard M. Durwood
                                      -----------------------------------------
                                      Richard M. Durwood, Incorporator



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STATE OF MISSOURI                   )
                                    )       ss.
COUNTY OF JACKSON                   )

         I, the undersigned, a notary public, do hereby certify that on the _____ day of ______________, 1997, personally appeared before me, Richard M. Durwood, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                      ------------------------------------------
                                      Notary Public

(SEAL)

My commission expires:

--------------------------